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                          Subject to Completion: PROSPECTUS SUPPLEMENT
                          (To Prospectus dated March 27, 2006)
                          Preliminary Prospectus Supplement dated March 29, 2006

UBS AG Commodity Linked Notes

UBS AG $__ NOTES LINKED TO THE ROGERS INTERNATIONAL COMMODITY INDEX(R) EXCESS RETURN(SM) DUE ON OR ABOUT APRIL 30, 2008

Issuer (Booking Branch):   UBS AG (Jersey Branch)

Term:                      2 years

Maturity Date:             We currently expect that the Notes will mature on or
                           about April 30, 2008

No Interest Payments:      We will not pay you interest during the term of the
                           Notes.

Underlying Index:          The return on the Notes is linked to the performance
                           of the Rogers International Commodity Index(R) Excess
                           Return(SM) (the "Index"). The Index is a composite
                           U.S. dollar based index that is designed to serve as a diversified benchmark for the price movements of commodities consumed in the global economy. The Index is composed of 35 futures contracts on physical commodities traded on ten exchanges in five countries and quoted in four different currencies. The commodities represented in the Index range from agricultural products and energy products to metals and minerals. The Index was developed by James B.
                           Rogers, Jr. and launched on July 31, 1998. The Index is calculated and disseminated by Diapason
                           Commodities Management SA ("Diapason") continuously from 8:30 a.m. to 8:30 p.m. Central European Time on the Index business days and is reported by Reuters
                           Group PLC under the symbol ".RICIGLER=DIAP" and by Bloomberg L.P. under the symbol "RICIGLER".

Payment at Maturity:       At maturity, you will receive a cash payment per $10
                           principal amount of your Notes equal to the redemption amount.

Redemption Amount:         $10 + ($10 x Participation Rate x Adjusted Index
                           Return)

Adjusted Index Return:     Adjusted Index ending level - Index starting level
                           --------------------------------------------------
                                          Index starting level

Participation Rate:        If the Adjusted Index Return is positive, the
                           Participation Rate will equal 1.40 to 1.55 (to be determined on or about April 24, 2006 ("the trade date")). If the adjusted Index Return is negative, the ParticipationRate will equal 1.

Index starting level:      The Index starting level is __, the closing level of
                           the Index on the trade date.

Index ending level:        The Index ending level will be the closing level of
                           the Index on or about April 24, 2008 (the "final valuation date").

Adjusted Index ending      The Index ending level reduced by the annual fee.
level:

Annual fee:                The annual fee will reduce the Index level, for
                           purposes of determining the value of the Notes, by a rate of 1% per year, compounded daily over the term of the Notes.

                           YOU MAY LOSE SOME OR ALL OF THE PRINCIPAL AMOUNT OF YOUR NOTES IF THE INDEX LEVEL DECLINES OR DOES NOT INCREASE BY AT LEAST 2.02% (THE AMOUNT SUFFICIENT TO OFFSET THE EFFECT OF THE ANNUAL FEE).

CUSIP Number:              __

No Listing:                The Notes will not be listed or displayed on any
                           securities exchange, the Nasdaq National Market
                           System or any electronic communications network.

SEE "RISK FACTORS" BEGINNING ON PAGE S-7 FOR RISKS RELATED TO AN INVESTMENT IN THE NOTES.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement and accompanying prospectus. Any representation to the contrary is a criminal offense.

The Notes are not deposit liabilities of UBS AG and are not FDIC insured.

                                    Price to       Underwriting      Proceeds to
                                     Public          Discount          UBS AG
Per Note .......................
Total ..........................

* WE WILL PAY THE UNDERWRITING DISCOUNT OF __% TO UBS SECURITIES LLC AND UBS FINANCIAL SERVICES INC. ON THE SETTLEMENT DATE AND IF YOU CONTINUE TO HOLD YOUR NOTES THROUGH UBS SECURITIES LLC AND UBS FINANCIAL SERVICES INC., WE WILL PAY EACH OF THEM ADDITIONAL COMMISSIONS ON AN ANNUAL BASIS AT A RATE EQUAL TO __% PER ANNUM MULTIPLIED BY THE PRINCIPAL AMOUNT OF YOUR OUTSTANDING NOTES HELD THROUGH EACH OF THEM AT SUCH TIME.

UBS INVESTMENT BANK              UBS FINANCIAL SERVICES INC.       [LOGO OF UBS]

Prospectus Supplement dated April __, 2006

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Prospectus Supplement Summary

THE FOLLOWING IS A SUMMARY OF TERMS OF THE NOTES, AS WELL AS A DISCUSSION OF FACTORS YOU SHOULD CONSIDER BEFORE PURCHASING THE NOTES. THE INFORMATION IN THIS
SECTION IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED EXPLANATIONS SET FORTH ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS. PLEASE NOTE THAT REFERENCES TO "UBS," "WE," "OUR" AND "US" REFER ONLY TO UBS AG AND NOT TO ITS CONSOLIDATED SUBSIDIARIES.

WHAT ARE THE NOTES?

The UBS AG Commodity Linked Notes (the "Notes") are medium-term notes issued by UBS whose return is linked to the performance of the Rogers International Commodity Index(R) Excess Return(SM) (the "Index"). The Notes offer a Participation Rate of 1.40 to 1.55 (to be determined on or about April 24, 2006 (the "trade date")) in any appreciation of the Index and full exposure to any decline of the Index, as measured by the percentage change between the level of the Index on the trade date and the level of the Index on or about April 24, 2008 (the "final valuation date"), reduced by the cumulative effect of the annual fee, all as described in greater detail below.

The return on the Notes is linked to the performance of the Rogers International Commodity Index(R) Excess Return(SM) (the "Index"). The Index is a composite U.S. dollar based index that is designed to serve as a diversified benchmark for the price movements of commodities consumed in the global economy. The Index is composed of 35 futures contracts on physical commodities traded on ten exchanges in five countries and quoted in four different currencies. The commodities represented in the Index range from agricultural products and energy products to metals and minerals. The exchanges include the New York Mercantile Exchange, the Chicago Board of Trade, the London Metal Exchange, the New York Board of Trade, Chicago Mercantile Exchange, the Tokyo Grain Exchange, the Sydney Futures Exchange, the Tokyo Commodity Exchange, the Winnipeg Commodity Exchange and the Yokohama Commodity Exchange. The commodities futures contracts are quoted in U.S. dollars ("USD"), Canadian dollars ("CAD"), Japanese yen ("JPY") and Australian dollars ("AUS"). The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the Index.

The Index was developed by James B. Rogers, Jr. and launched on July 31, 1998. The Index is calculated and disseminated by Diapason Commodities Management SA ("Diapason") continuously from 8:30 a.m. to 8:30 p.m. Central European Time and is reported by Reuters Group PLC under the symbol ".RICIGLER=DIAP" and by Bloomberg L.P. under the symbol "RICIGLER". For a further description of the Index, including its mark-up, method of calculation and changes in its components, see "The Rogers International Commodity Index Excess Return".

"Rogers", "Rogers International Commodity Index" and "Rogers International Commodity Index Excess Return" are trademarks and service marks of, and Rogers International Commodity Index is a registered service mark of, Beeland Interests, Inc. ("Beeland Interests"), which is owned and controlled by James Beeland Rogers, Jr. ("Rogers").

WHAT IS YOUR PAYMENT AT MATURITY?

At maturity, you will receive a cash payment per $10 principal amount of your Notes equal to the redemption amount, which will be calculated on the final valuation date and based on the Adjusted Index Return.

The redemption amount will equal:

            $10 + ($10 x Participation Rate x Adjusted Index Return)

If the Adjusted Index Return is positive, the Participation Rate will equal 1.40 to 1.55 (to be determined on the trade date). If the Adjusted Index Return is negative, the Participation Rate will equal 1.

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The Adjusted Index Return, which may be positive or negative, will be calculated as follows:

               Adjusted Index ending level - Index starting level
               --------------------------------------------------
                              Index starting level

where the "Index starting level" will equal the closing level of the Index on the trade date and the "Adjusted Index ending level" will equal the closing level of the Index on the final valuation date (the "Index ending level") reduced by the annual fee.

The "annual fee" will reduce the Index level, for purposes of determining the value of the Notes, by a rate of 1% per year, compounded daily over the term of the Notes. If you hold your Notes until maturity, the cumulative effect of the annual fee will reduce the Index ending level by approximately 1.98%.

Unlike ordinary debt securities, the Notes do not pay interest and do not guarantee any return of principal at maturity.

THE NOTES ARE FULLY EXPOSED TO ANY DECLINE IN THE LEVEL OF THE INDEX. YOU MAY LOSE SOME OR ALL OF YOUR INVESTMENT IF THE INDEX LEVEL DECLINES OR IF THE INDEX LEVEL DOES NOT INCREASE BY AT LEAST 2.02% (THE AMOUNT SUFFICIENT TO OFFSET THE CUMULATIVE EFFECT OF THE ANNUAL FEE).

For a further description of how your payment at maturity will be calculated, see "Examples" on page S-6 and "Specific Terms of the Notes" beginning on page S-26.

SELECTED PURCHASE CONSIDERATIONS

> GROWTH POTENTIAL--The Notes provide the opportunity to participate in the potential increase in the level of the Index, as measured by the difference in the Index level on the trade date relative to the final valuation date, subject to reduction by the cumulative effect of the annual fee.

> DIVERSIFICATION--The Notes provide a degree of diversification to the commodities sector through exposure to the return of a broad based representation of commodities traded globally. The Index is comprised of futures contracts on 35 different exchange-traded physical commodities quoted in four different currencies, listed and traded on ten exchanges in five countries.

> MINIMUM INVESTMENT--Your minimum investment is 100 Notes at a principal amount of $10.00 per Note (for a total minimum purchase price of $1,000). Purchases in excess of the minimum amount may be made in integrals of one Note at a principal amount of $10.00 per Note. Purchases and sales made in the secondary market are not subject to the minimum investment of 100 Notes.

SELECTED RISK CONSIDERATIONS

An investment in the Notes involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks in "Risk Factors" beginning on page S-7.

> YOU MAY LOSE SOME OR ALL OF YOUR PRINCIPAL--The Notes are fully exposed to any decline in the level of the Index. You will lose all or part of your investment if the Index ending level is below the Index starting level or if the Index level does not increase by at least 2.02% (the amount sufficient to offset the cumulative effect of the annual fee). Commodity prices may change unpredictably, affecting the Index level and the value of your Notes in unforeseeable ways. Higher future prices of the physical commodities upon which the futures contracts that comprise the Index are based (the "Index Commodities") relative to their current prices may decrease the level of the Index and, accordingly, decrease your return.

> MARKET RISK--The return on the Notes, which may be positive or negative, is linked to the performance of the Index, and will depend on whether, and the extent to which, the Adjusted Index Return is positive or negative.

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> NO DIRECT EXPOSURE TO FLUCTUATIONS IN FOREIGN EXCHANGE RATES--The value of your Notes will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies upon which the futures contracts comprising the Index are based. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the Notes, you will not receive any additional payment or incur any reduction in payment at maturity.

> POTENTIAL OVERCONCENTRATION--The exchange-traded physical commodities underlying the futures contracts included in the Index from time to time are concentrated in a limited number of sectors, particularly energy and agriculture, and may therefore carry risks similar to a concentrated securities investment in a limited number of industries or sectors. See "The Rogers International Commodity Index Excess Return--Index Composition" on page S-17.

> NO INTEREST PAYMENTS--You will not receive any periodic interest payments on the Notes.

> NO LISTING--The Notes will not be listed or displayed on any securities exchange, the Nasdaq National Market System or any electronic communications network. There can be no assurance that a secondary market for the Notes will develop. UBS Securities LLC and other affiliates of UBS currently intend to make a market in the Notes, although they are not required to do so and may stop making a market at any time. If you sell your Notes prior to maturity, you may have to sell them at a substantial loss.

THE NOTES MAY BE A SUITABLE INVESTMENT FOR YOU IF:

> You are willing to accept the risk of fluctuations in commodities prices in general and exchange-traded futures contracts on physical commodities traded on various international exchanges in particular.

> You believe the level of the Index will increase by more than 2.02% (the amount sufficient to offset the cumulative effect of the annual fee).

> You are willing to accept the risk that you may lose some or all of your investment if the Index ending level is below the Index starting level or if the Index level does not increase by at least 2.02% (the amount sufficient to offset the cumulative effect of the annual fee).

>     You do not seek current income from this investment.

>     You are willing to hold the Notes to maturity.

> You are willing to invest in the Notes based on the range indicated for the Participation Rate (to be determined on the trade date).

THE NOTES MAY NOT BE A SUITABLE INVESTMENT FOR YOU IF:

> You are not willing to accept the risk that you may lose some or all of your principal.

> You are not willing to be exposed to fluctuations in commodities prices in general and exchange-traded futures contracts on physical commodities in particular.

> You believe the Index level will decline during the term of the Notes or will not increase by an amount sufficient to offset the cumulative effect of the annual fee.

> You prefer the lower risk and therefore accept the potentially lower returns of fixed income investments with comparable maturities and credit ratings.

> You will create an overconcentrated position in the commodities sector of your portfolio by owning the Notes.

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>     You seek current income from your investment.

>     You seek an investment for which there will be an active secondary market.

WHAT ARE THE TAX CONSEQUENCES OF THE NOTES?

In the opinion of our counsel, Sullivan & Cromwell LLP, your Notes should be treated as a pre-paid cash-settled forward contract with respect to the Index. The terms of your Notes require you and us (in the absence of an administrative or judicial ruling to the contrary) to treat your Notes for all tax purposes in accordance with such characterization. If your Notes are so treated, you would generally recognize capital gain or loss upon the maturity of your Notes (or upon your sale, exchange or other disposition of your Notes prior to its maturity) equal to the difference between the amount realized and the amount you paid for your Notes. Such gain or loss generally would be long-term capital gain or loss if you held your Notes for more than one year.

For a more complete discussion of the U.S. federal income tax consequences of your investment in the Notes, see "Supplemental Tax Considerations--Supplemental U.S. Tax Considerations" on page S-33.

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HOW DO THE NOTES PERFORM AT MATURITY?

RETURN PROFILE AT MATURITY

ASSUMPTIONS:

Principal amount of
the Notes:                 $10

Term:                      2 Years

Underlying Index:          Rogers International Commodity Index(R) Excess
                           Return(SM) (the "Index")

Index Starting Level:      2,800 (the actual starting level will be the closing
                           level of the Index on the trade date)

Adjusted Index
ending level:              The Index ending level reduced by the annual fee.

Annual Fee:                1.00% (the cumulative effect of the annual fee will
                           reduce the Index ending level by approximately 1.98% at maturity.)

Participation Rate:        In the following examples, if the Adjusted Index
                           Return is positive, the Participation Rate will equal
                           1.5 (the actual Participation Rate will be set on the Trade Date). If the Adjusted Index Return is negative, the Participation Rate will equal 1.

The table set forth below shows the hypothetical return on an investment in the Notes for Index returns ranging from -100% to +100% over the full term of the Notes.

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     FINAL          %        ADJUSTED         NOTES       % NOTES      % NOTES
     INDEX        INDEX     FINAL INDEX    PAYMENT AT       TOTAL     ANNUALIZED
     LEVEL       CHANGE        LEVEL        MATURITY       RETURN       RETURN
   5,600.00     100.00%      5,489.11        $24.41        144.06%       50.0%
   5,400.00      92.86%      5,293.07        $23.36        133.56%       47.2%
   5,000.00      78.57%      4,900.99        $21.26        112.55%       41.5%
   4,600.00      64.29%      4,508.91        $19.15         91.55%       35.3%
   4,200.00      50.00%      4,116.83        $17.05         70.54%       28.6%
   3,800.00      35.71%      3,724.75        $14.95         49.54%       21.2%
   3,400.00      21.43%      3,332.67        $12.85         28.54%       13.0%
   3,000.00       7.14%      2,940.60        $10.75          7.53%        3.7%
   2,900.00       3.57%      2,842.58        $10.23          2.28%        1.1%
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   2,856.56       2.02%      2,800.00        $10.00          0.00%        0.0%
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   2,840.00       1.43%      2,783.76         $9.94         -0.58%       -0.3%
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   2,800.00       0.00%      2,744.56         $9.80         -1.98%       -1.0%
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   2,500.00     -10.71%      2,450.50         $8.75        -12.48%       -6.6%
   2,100.00     -25.00%      2,058.42         $7.35        -26.49%      -14.8%
   1,700.00     -39.29%      1,666.34         $5.95        -40.49%      -24.3%
   1,300.00     -53.57%      1,274.26         $4.55        -54.49%      -35.7%
    900.00      -67.86%       882.18          $3.15        -68.49%      -50.2%
    500.00      -82.14%       490.10          $1.75        -82.50%      -70.6%
     0.00      -100.00%        0.00           $0.00       -100.00%        --
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* To receive at least your principal amount at maturity, the Index level must increase by at least 2.02% from the Index starting level to the Index ending level to offset the cumulative effect of the annual fee.

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HOW DO THE NOTES PERFORM AT MATURITY?

HYPOTHETICAL EXAMPLES

ASSUMPTIONS

Principal amount of the Notes:      $10

Term:                               2 Years

Underlying Index:                   Rogers International Commodity Index(R)
                                    Excess Return(SM) (the "Index")

Index starting level:               2,800 (the actual Index starting level will
                                    be the closing level of the Index on the trade date)

Adjusted Index ending level:        The Index ending level reduced by the annual
                                    fee

Annual Fee:                         1.00% (the cumulative effect of the annual
                                    fee will reduce the Index ending level by approximately 1.98% at maturity)

Adjusted Index return:        Adjusted Index ending level - Index starting level
                              --------------------------------------------------
                                              Index starting level

Participation Rate:                 In the following example, if the Adjusted
                                    Index Return is positive, the Participation
                                    Rate will equal 1.5 (the actual
                                    Participation Rate will be set on the trade
                                    date). If the Adjusted Index Return is
                                    negative, the Participation Rate will equal
                                    1.

EXAMPLE 1 - THE INDEX CLOSES AT 3,400 ON THE FINAL VALUATION DATE, A 21.43%
            INCREASE FROM THE INDEX STARTING LEVEL OF 2,800.

      Adjusted Index Return: [(3,400 x (1-1.98%)) - 2,800]/2,800
                             = 19.02%

      Redemption Amount:     $10 + [$10 x (Participation Rate x Adjusted Index
                             Return)]
                             $10 + [$10 x (1.5 x 19.02%)]
                             = $12.85

      A 21.43% increase in the level of the Index would result in a redemption amount of $12.85, representing a 28.54% total return on the Notes.

EXAMPLE 2 - THE INDEX CLOSES AT 2,100 ON THE FINAL VALUATION DATE, A -25.00%
            DECREASE FROM THE INDEX STARTING LEVEL OF 2,800.

      Adjusted Index Return: [(2,100 x (1-1.98%)) - 2,800]/2,800
                             = -26.49%

      Redemption Amount:     $10 + [$10 x (Participation Rate x Adjusted Index
                             Return)]
                             $10 + [$10 x (1 x -26.49%)]
                             = $7.35

      A 25.00% decrease in the level of the Index would result in a redemption amount of $7.35, representing a -26.49% total return on the Notes.

EXAMPLE 3 - THE INDEX CLOSES AT 2,840 ON THE FINAL VALUATION DATE, A 1.43%
            INCREASE FROM THE INDEX STARTING LEVEL OF 2,800.

      Adjusted Index Return: [(2,840 x (1-1.98%)) - 2,800]/2800
                             = -0.58%

      Redemption Amount:     $10 + [$10 x (Participation Rate x Adjusted Index
                             Return)]
                             $10 + [$10 x (1 x -0.58%)]
                             = $9.94

      A 1.43% increase in the Index would result in a redemption amount of $9.94, representing a -0.58% return on the Notes. Despite the gain in the Index, the Notes return would be negative because the gain is not sufficient to offset the cumulative effect of the 1.00% annual fee.

EXAMPLE 4 - THE INDEX CLOSES AT 2,856.56 ON THE FINAL VALUATION DATE, A 2.02%
            INCREASE FROM THE INDEX STARTING LEVEL OF 2,800.

      Adjusted Index Return: [(2,856.56 x (1-1.98%)) - 2,800]/2,800
                             = 0%

      Redemption Amount:     $10 + [$10 x (Participation Rate x Adjusted Index
                             Return)]
                             $10 + [$10 x (1 x 0%)]
                             = $10

      A 2.02% increase in the Index would result in a redemption amount of $10, representing a 0% return on the Notes. Despite the gain in the Index, there would be no return on the Notes because the cumulative effect of the 1.00% annual fee fully offsets the gain in the Index.

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Risk Factors

YOUR INVESTMENT IN THE NOTES WILL INVOLVE RISKS. THE NOTES ARE NOT SECURED DEBT AND ARE RISKIER THAN ORDINARY UNSECURED DEBT SECURITIES. UNLIKE ORDINARY DEBT SECURITIES, THE RETURN ON THE NOTES IS LINKED TO THE PERFORMANCE OF THE ROGERS INTERNATIONAL COMMODITY INDEX(R) EXCESS RETURN(SM) (THE "INDEX") AND YOU MAY LOSE SOME OR ALL OF THE PRINCIPAL AMOUNT YOU INVEST. AS DESCRIBED IN MORE DETAIL BELOW, THE TRADING PRICE OF THE NOTES MAY VARY CONSIDERABLY BEFORE THE MATURITY DATE, DUE, AMONG OTHER THINGS, TO FLUCTUATIONS IN THE PRICE OF COMMODITIES THAT MAKE UP THE INDEX AND OTHER EVENTS THAT ARE DIFFICULT TO PREDICT AND BEYOND OUR CONTROL. INVESTING IN THE NOTES IS NOT EQUIVALENT TO INVESTING DIRECTLY IN THE COMMODITIES COMPRISING THE INDEX OR THE INDEX ITSELF. THIS SECTION DESCRIBES THE MOST SIGNIFICANT RISKS RELATING TO AN INVESTMENT IN THE NOTES. WE URGE YOU TO READ THE FOLLOWING INFORMATION ABOUT THESE RISKS, TOGETHER WITH THE OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, BEFORE INVESTING IN THE NOTES.

YOU MAY LOSE SOME OR ALL OF YOUR PRINCIPAL.

The Notes differ from ordinary debt securities in that we will not pay you interest on the Notes or a fixed amount at maturity. We will pay you at maturity the redemption amount per $10 principal amount of your Notes, which will depend on the level of the Index on the final valuation date relative to the trade date. Because the level of the Index is subject to market fluctuations, the amount of cash you receive at maturity may be more or less than your principal amount. If the Index Return is negative, you will lose some or all of your investment. If the Index Return is positive, the level of the Index must increase by an amount sufficient to offset the cumulative effect of the annual fee in order for you to receive a positive return on your Notes. See "Specific Terms of the Notes" beginning on page S-26.

THE CUMULATIVE EFFECT OF THE ANNUAL FEE WILL REDUCE YOUR PARTICIPATION IN THE INDEX.

The annual fee will diminish the value of the Notes by reducing the Index level, for purposes of determining the value of the Notes, by a rate of 1% per year, compounded daily over the term of the Notes. At maturity, the cumulative effect of the annual fee will reduce the Index ending level by approximately 1.98%. To demonstrate the cumulative effect of the annual fee on your payment at maturity, please refer to the hypothetical calculations in "How do the Notes Perform at Maturity--Return Profile at Maturity" on page S-5.

THE MARKET VALUE OF THE NOTES MAY BE INFLUENCED BY MANY UNPREDICTABLE FACTORS, INCLUDING VOLATILE COMMODITIES PRICES.

The market value of your Notes may fluctuate between the date you purchase them and the final valuation date when the calculation agent will determine your payment at maturity. Therefore, you may sustain a significant loss if you sell the Notes in the secondary market. Several factors, many of which are beyond our control, will influence the market value of the Notes. We expect that generally the level of the Index will affect the market value of the Notes more than any other factor. Other factors referenced below that may influence the market value of the Notes include:

> the volatility of the Index (I.E., the frequency and magnitude of changes in the level of the Index)

> the market price of the Index Commodities or the exchange-traded futures contracts on the Index Commodities

>     the time remaining to the maturity of the Notes

> supply and demand for the Notes, including inventory positions with UBS Securities LLC or any other market maker

RISK FACTORS
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> economic, financial, political, regulatory, geographical, agricultural, or judicial events that affect the level of the Index or the market price of the Index Commodities or the exchange-traded futures contracts on the Index that affect commodities and futures markets generally or

>     the creditworthiness of UBS

These factors interrelate in complex ways, and the effect of one factor on the market value of your Notes may offset or enhance the effect of another factor.

SUSPENSION OR DISRUPTIONS OF MARKET TRADING IN THE COMMODITY AND RELATED FUTURES MARKETS MAY ADVERSELY AFFECT THE VALUE OF YOUR NOTES.

The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices which may occur during a single business day. These limits are generally referred to as "daily price fluctuation limits" and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a "limit price". Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the level of the Index and, therefore, the value of your Notes.

COMMODITY PRICES MAY CHANGE UNPREDICTABLY, AFFECTING THE VALUE OF YOUR NOTE IN UNFORESEEABLE WAYS.

Commodity prices are affected by a variety of factors, including weather, governmental programs and policies, national and international political, military, terrorist and economic events, changes in interest and exchange rates and trading activities in commodities and related contracts. These factors may affect the level of the Index and the value of your Note in varying ways, and different factors may cause the value of different Index Commodities and the volatilities of their prices, to move in inconsistent directions and at inconsistent rates.

HIGHER FUTURE PRICES OF THE INDEX COMMODITIES RELATIVE TO THEIR CURRENT PRICES MAY DECREASE THE AMOUNT PAYABLE AT MATURITY.

The Index is composed of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the underlying physical commodity. As the exchange-traded futures contracts that comprise the Index approach expiration, they are replaced by contracts that have a later expiration. Thus, for example, a contract purchased and held in August may specify an October expiration. As time passes, the contract expiring in October is replaced by a contract for delivery in November. This process is referred to as "rolling". If the market for these contracts is (putting aside other considerations) in "backwardation", where the prices are lower in the distant delivery months than in the nearer delivery months, the sale of the October contract would take place at a price that is higher than the price of the November contract, thereby creating a "roll yield". While many of the contracts included in the Index have historically exhibited consistent periods of backwardation, backwardation will most likely not exist at all times. Moreover, certain of the commodities included in the Index, such as gold, have historically traded in "contango" markets. Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months. The absence of backwardation in the commodity markets could result in negative "roll yields," which could adversely affect the value of the Index and, accordingly, decrease the payment you receive at maturity.

RISK FACTORS
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CHANGES THAT AFFECT THE COMPOSITION AND CALCULATION OF THE INDEX WILL AFFECT THE MARKET VALUE OF THE NOTES AND THE AMOUNT YOU WILL RECEIVE AT MATURITY.

The Index is overseen and managed by a committee (the "Index Committee"). James
B. Rogers, Jr. ("Rogers"), as the founder of the Index, chairs the Index Committee and controls its decisions. The other members of the Index Committee are Diapason Commodities Management S.A. ("Diapason"), Beeland Management Company, Daiwa Securities Co., Ltd., and UBS AG. As of the date of this prospectus supplement, Rogers has a controlling interest in Beeland Management Company.

Rogers, through the Index Committee, has a significant degree of discretion regarding the composition and management of the Index, including additions, deletions and the weightings of the Index Commodities or exchange-traded futures contracts on the Index Commodities, all of which could affect the Index and, therefore, could affect the amount payable on the Notes at maturity and the market value of the Notes prior to maturity. Rogers and the Index Committee do not have any obligation to take the needs of any parties to transactions involving the Index, including the holders of the Notes into consideration when reweighting or making any other changes to the Index.

Additionally, Rogers, individually or through an entity controlled by Rogers, actively trades commodities and/or futures contracts on physical commodities, including underlying commodities and/or futures contracts on physical commodities included in the Index, and over-the-counter contracts having values which derive from or are related to such commodities. Rogers, individually or through an entity controlled by Rogers, also may actively trade and hedge the Index. With respect to any such activities, neither Rogers nor any of the entities controlled by Rogers has any obligation to take the needs of any buyers, sellers or holders of the Notes into consideration at any time. It is possible that such trading and hedging activities, by any of these parties, will affect the value of the Index and therefore the market value of the Notes.

Furthermore, the annual composition of the Index will be calculated in reliance upon historic price, liquidity and production data that are subject to potential errors in data sources or errors that may affect the weighting of components of the Index. Any discrepancies that require revision are not applied retroactively but will be reflected in prospective weighting calculations of the Index for the following year. However, not every discrepancy may be discovered.

The amount payable on the Notes and their market value could also be affected if Diapason, in its sole discretion, discontinues or suspends calculation of the Index or Beeland Interests, in its sole discretion, suspends publication of the Index, in which case it may become difficult to determine the market value of the Notes. If events such as these occur, or if the Index starting level or the Index ending level are not available because of a market disruption event or for any other reason, the calculation agent--which will initially be UBS Securities LLC, an affiliate of the Issuer--will make a good faith estimate in its sole discretion of the Index ending level that would have prevailed in the absence of the market disruption event. If the calculation agent determines that the publication of the Index is discontinued and that there is no successor index on the date when the Index ending level is required to be determined, the calculation agent will instead make a good faith estimate in its sole discretion of the Index ending level by reference to a group of physical commodities, exchange-traded futures contracts on physical commodities or indexes and a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the Index.

HISTORICAL LEVELS OF THE INDEX SHOULD NOT BE TAKEN AS AN INDICATION OF THE FUTURE PERFORMANCE OF THE INDEX DURING THE TERM OF THE NOTES.

The actual performance of the Index over the term of the Notes, as well as the amount payable at maturity, may bear little relation to the historical levels of the Index. Due in part to Rogers' controlling interest of the Index Committee and his ability to make changes to the Index at any time, the historical performance and composition of the Index should not be taken as an indication of the future

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performance of the Index during the term of the Notes. The trading prices of exchange-traded futures contracts on the Index Commodities will determine the level of the Index. As a result, it is impossible to predict whether the level of the Index will rise or fall.

THE INDEX WILL INCLUDE FUTURES CONTRACTS ON FOREIGN EXCHANGES THAT ARE LESS REGULATED THAN U.S. MARKETS AND ARE SUBJECT TO RISKS THAT DO NOT ALWAYS APPLY TO U.S. MARKETS.

The Index will include futures contracts on physical commodities on exchanges located outside the United States. Historically the percentage of the Index Commodities traded on foreign exchanges has not exceeded 20%, however, the Index Committee has not established any limits on the percentages of the Index Commodities by weight that can be traded on non-U.S. exchanges. The regulations of the Commodity Futures Trading Commission do not apply to trading on foreign exchanges, and trading on foreign exchanges may involve different and greater risks than trading on United States exchanges. Certain foreign markets may be more susceptible to disruption than United States exchanges due to the lack of a government-regulated clearinghouse system. Trading on foreign exchanges also involves certain other risks that are not applicable to trading on United States exchanges. Those risks include:

>     varying exchange rates

>     exchange controls

>     expropriation

>     burdensome or confiscatory taxation

>     moratoriums and

>     political or diplomatic events

It will also likely be more costly and difficult for Rogers and the Index Committee to enforce the laws or regulations of a foreign country or exchange, and it is possible that the foreign country or exchange may not have laws or regulations which adequately protect the rights and interests of investors in the Index.

THE RETURN ON THE NOTES WILL NOT BE ADJUSTED FOR CHANGES IN EXCHANGE RATES THAT MIGHT AFFECT THE FUTURES CONTRACTS UNDERLYING THE INDEX WHICH ARE QUOTED IN FOREIGN CURRENCIES.

Although some of the futures contracts which comprise the Index are traded in currencies other than U.S. dollars, and the Notes are denominated in U.S. dollars, the amount payable on the Notes at maturity will not be adjusted for changes in the exchange rate between the U.S. dollar and each of the currencies upon which the futures contracts comprising the Index are quoted. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the return on the Notes. The amount we pay in respect of the Notes on the maturity date will be based solely upon the Adjusted Index Return. See "Specific Terms of the Notes - Payment at Maturity" beginning on page S-26.

PROLONGED DECLINE IN VALUE IN ENERGY ORIENTED MATERIALS WOULD HAVE A NEGATIVE IMPACT ON THE LEVEL OF THE INDEX AND THE VALUE OF YOUR NOTES.

Approximately 44% of the component commodities on the Index are energy oriented, including 35% in crude oil. Accordingly, a decline in value in such raw materials would adversely affect the level of the Index and the value of your Notes. Technological advances or the discovery of new oil reserves could lead to increases in world wide production of oil and corresponding decreases in the price of crude oil. In addition, further development and commercial exploitation of alternative energy sources, including solar, wind or geothermal energy, could lessen the demand for crude oil products and result in lower prices. Absent amendment of the Index to lessen or eliminate the concentration of existing energy contracts in the Index or to broaden the Index to account for such developments, the level of the Index and the value of your Notes could decline.

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THE FORMULA FOR DETERMINING THE REDEMPTION AMOUNT DOES NOT TAKE INTO ACCOUNT ALL DEVELOPMENTS IN THE INDEX.

Changes in the Index during the term of the Notes before the final valuation date will not be reflected in the calculation of the redemption amount payable, if any, at maturity. The calculation agent will calculate the redemption amount by comparing only the level of the Index on the trade date and the level of the Index on the final valuation date. No other Index levels will be taken into account. As a result, you may lose some or all of your investment even if the Index has risen at certain times during the term of the Notes before falling to a level below (or not sufficiently above) the Index starting level on the final valuation date.

YOU WILL NOT RECEIVE INTEREST PAYMENTS ON THE NOTES OR HAVE RIGHTS IN THE EXCHANGE-TRADED FUTURES CONTRACTS ON THE INDEX COMMODITIES.

You will not receive any periodic interest payments on the Notes. As an owner of the Notes, you will not have rights that holders of the exchange-traded futures contracts on the Index Commodities may have.

THERE MAY NOT BE AN ACTIVE TRADING MARKET IN THE NOTES--SALES IN THE SECONDARY MARKET MAY RESULT IN SIGNIFICANT LOSSES.

There may be little or no secondary market for the Notes. The Notes will not be listed or displayed on any securities exchange, the Nasdaq National Market System or any electronic communications network. UBS Securities LLC and other affiliates of UBS intend to make a market for the Notes, although they are not required to do so and may stop making a market in the Notes at any time. Even if a secondary market for the Notes develops, it may not provide significant liquidity or trade at prices advantageous to you.

As a result, if you sell your Notes before maturity, you may have to do so at a discount from the issue price and you may suffer losses.

THE NOTES ARE LINKED TO THE ROGERS INTERNATIONAL COMMODITY INDEX(R) EXCESS RETURN(SM), NOT THE ROGERS INTERNATIONAL COMMODITY INDEX.

The Notes are linked to the Rogers International Commodity Index(R) Excess Return(SM), which reflects the returns that are potentiallY available through an unleveraged investment in the futures contracts on physical commodities comprising the Index. The Rogers International Commodity Index(R) is a "total return" index which, in addition to reflecting those returns, also reflects interest that could be earned on cash collateral invested in 3-month U.S. Treasury bills. Because the Notes are linked to the Rogers International Commodity Index(R) Excess Return(SM), the return on the Notes will not include the total return feature of the Rogers International Commodity Index(R). The term "Excess Return" in the title of the Index is not intended to suggest that the performance of the Index at any time or the return on your Notes will be positive or that the Index is designed to exceed a particular benchmark.

TRADING AND OTHER TRANSACTIONS BY UBS OR ITS AFFILIATES IN INDEX COMMODITIES, FUTURES, OPTIONS, EXCHANGE-TRADED FUNDS OR OTHER DERIVATIVE PRODUCTS ON INDEX COMMODITIES OR THE INDEX, MAY IMPAIR THE MARKET VALUE OF THE NOTES.

As described below under "Use of Proceeds and Hedging" on page S-31, we or one or more affiliates may hedge our obligations under the Notes by purchasing Index Commodities, futures or options on Index Commodities or the Index, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of Index Commodities or the Index, and we may adjust these hedges by, among other things, purchasing or selling Index Commodities, futures, options or exchange-traded funds or other derivative instruments at any time. Although they are not expected to, any of these hedging activities may adversely affect the market price of Index Commodities and the level of the Index

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and, therefore, the market value of the Notes. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of the Notes declines.

We or one or more of our affiliates may also engage in trading in Index Commodities, the exchange-traded futures contracts on the Index Commodities, and other investments relating to Index Commodities, the exchange-traded futures contracts on the Index Commodities, or the Index on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers. Any of these activities could adversely affect the market price of Index Commodities, the exchange-traded futures contracts on the Index Commodities, and the level of the Index and, therefore, the market value of the Notes. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of Index Commodities, the exchange-traded futures contracts on the Index Commodities, or the Index. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the market value of the Notes.

OUR BUSINESS ACTIVITIES MAY CREATE CONFLICTS OF INTEREST.

As noted above, UBS and its affiliates expect to engage in trading activities related to the Index Commodities, the exchange-traded futures contracts on the Index Commodities, and the Index that are not for the account of holders of the Notes or on their behalf. These trading activities may present a conflict between the holders' interest in the Notes and the interests UBS and its affiliates will have in their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the level of the Index, could be adverse to the interests of the holders of the Notes. Moreover, UBS and UBS Securities LLC have published and in the future expect to publish research reports with respect to some or all of the Index Commodities and physical commodities generally. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. The research should not be viewed as a recommendation or endorsement of the Notes in any way and investors must make their own independent investigation of the merits of this investment. Any of these activities by UBS, UBS Securities LLC or other affiliates may affect the market price of the Index Commodities and the related exchange-traded futures contracts and the level of the Index and, therefore, the market value of the Notes.

OUR MEMBERSHIP ON THE INDEX COMMITTEE MAY CONFLICT WITH YOUR INTEREST AS A HOLDER OF THE NOTES.

UBS is a member of the Index Committee. As a member of the Index Committee, UBS will be involved in the composition and management of the Index including additions, deletions and the weightings of the Index Commodities or exchange-traded futures contracts on the Index Commodities, all of which could affect the level of the Index and, therefore, could affect the amount payable on the Notes at maturity and the market value of the Notes prior to maturity. While UBS does not believe that it has the power to control the decision-making of the Index Committee, UBS may influence the determinations of the Index Committee, which may adversely affect the value of your Notes. Due to its potential influence on determinations of the Index Committee, which may affect the market value of the Notes, UBS, as issuer of the Notes, may have a conflict of interest if it participates in or influences such determinations.

WHILE UBS IS A MEMBER OF THE INDEX COMMITTEE, UBSDOES NOT CONTROL THE PUBLIC DISCLOSURE OF INFORMATION REGARDING THE INDEX.

UBS is a member of the Index Committee. However, UBS cannot control or predict the actions of the Index Committee, including any errors in or discontinuation of disclosure regarding its methods or policies relating to the calculation of the Index. Neither UBS, the Index Committee or Rogers are under

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any obligation to continue to calculate the Index or are required to calculate any successor index. If the Index Committee discontinues or suspends the calculation of the Index, it may become difficult to determine the market value of the Notes or the amount payable at maturity. The calculation agent may designate a successor index selected in its sole discretion. If the calculation agent determines in its sole discretion that no successor index comparable to the Index exists, the amount you receive at maturity will be determined by the calculation agent in its sole discretion. See "Specific Terms of the Notes--Market Disruption Event" on page S-27 and "Specific Terms of the Notes--Discontinuance of or Adjustments to the Index; Alteration of Method of Calculation" on page S-29.

The information in the "The Rogers International Commodity Index Excess Return" section beginning on page S-15 has been taken from (i) publicly available sources, (ii) a summary of the Rogers International Commodity Index Handbook and
(iii) other non-public sources deemed by UBS to be reliable. Such information reflects the policies of, and is subject to change at any time by, Rogers and the Index Committee. UBS has not independently verified this information. You, as an investor in the Notes, should make your own investigation into the Index. With the exception of UBS, none of the Index Committee, its members individually, Beeland Interests and/or Rogers is involved in the offer of the Notes in any way and has no obligation to consider your interests as a holder of the Notes.

THE INCLUSION OF COMMISSIONS AND COMPENSATION IN THE ORIGINAL ISSUE PRICE IS LIKELY TO ADVERSELY AFFECT SECONDARY MARKET PRICES.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which UBS Securities LLC or its affiliates are willing to purchase the notes in secondary market transactions will likely be lower than the initial public offering price, since the initial public offering price included, and secondary market prices are likely to exclude, commissions or other compensation paid with respect to the notes. In addition, any such prices may differ from values determined by pricing models used by UBS Securities LLC or its affiliates, as a result of dealer discounts, mark-ups or other transactions.

THERE ARE POTENTIAL CONFLICTS OF INTEREST BETWEEN YOU AND THE CALCULATION AGENT.

Our affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, decide the amount of the return paid out to you on the Notes at maturity. For a fuller description of the calculation agent's role, see "Specific Terms of the Notes--Role of Calculation Agent" on page S-30. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting Index Commodities or the Index has occurred or is continuing on the day when the calculation agent will determine the Index ending level. This determination may, in turn, depend on the calculation agent's judgment whether the event has materially interfered with our ability to unwind our hedge positions. Since these determinations by the calculation agent may affect the market value of the Notes, the calculation agent may have a conflict of interest if it needs to make any such decision.

THE CALCULATION AGENT CAN POSTPONE THE DETERMINATION OF THE INDEX ENDING LEVEL OR THE MATURITY DATE IF A MARKET DISRUPTION EVENT OCCURS ON THE FINAL VALUATION DATE.

The determination of the Index ending level may be postponed if the calculation agent determines that a market disruption event has occurred or is continuing on the final valuation date. If such a postponement occurs, then the calculation agent will instead use the closing level of the Index on the first business day after that day on which no market disruption event occurs or is continuing. In no event, however, will the final valuation date for the Notes be postponed by more than ten business days. As a result, the maturity date for the Notes could also be postponed, although not by more than ten business days. If the final valuation date is postponed to the last possible day, but a market disruption event occurs or is continuing on such last possible day, that day will nevertheless be the final valuation date. If a market disruption event is occurring on the last possible final valuation date, the calculation agent will make a good faith estimate in its sole discretion of the closing level of the Index that would have prevailed in the absence of the market disruption event. See "Specific Terms of the Notes--Market Disruption Event" on page S-27.

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THE INDEX COMMITTEE MAY BE REQUIRED TO REPLACE A COMPONENT.

If for any reason, one of the index components ceases to exist or liquidity collapses to abnormal levels, or any other similar event with similar consequences as determined in the discretion of the Index Committee occurs, the Index Committee will call an exceptional meeting to assess the situation and come out with a replacement for the component or for a change in weighting. The replacement of a component or a change in weighting may have an adverse impact on the value of the Index.

UBS HAS A NON-EXCLUSIVE RIGHT TO USE THE INDEX.

UBS has been granted a non-exclusive right to use the Index and related service marks and trademarks in connection with the Notes. If UBS breaches its obligations under the license, Beeland Interests, Inc. and/or Diapason Commodities Management SA, the other parties to the license agreement, will have the right to terminate the license. If Beeland Interests and/or Diapason choose to terminate the license agreement, UBS must immediately cease use of the Index. If this occurs, it may become difficult for UBS to determine the redemption amount of the Notes. The calculation agent in this case will determine the Index ending level or the fair market value of the Notes--and thus the amount payable at maturity--in a manner it considers appropriate in its reasonable discretion.

SIGNIFICANT ASPECTS OF THE TAX TREATMENT OF THE NOTES ARE UNCERTAIN.

Significant aspects of the tax treatment of the Notes are uncertain. We do not plan to request a ruling from the Internal Revenue Service or from any Swiss authorities regarding the tax treatment of the Notes, and the Internal Revenue Service or a court may not agree with the tax treatment described in this prospectus supplement. Please read carefully the section entitled "What are the tax consequences of the Notes?" in the summary section on page S-4, "Supplemental Tax Considerations" on page S-33, and the sections "U.S. Tax Considerations" and "Tax Considerations Under the Laws of Switzerland" in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

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The Rogers International Commodity Index Excess Return

The following is a description of the Rogers International Commodity Index(R) Excess Return(SM) (the "Index"), including, without limitation, its make-up, method of calculation and changes in its components. The information in this description has been taken from (i) publicly available sources, (ii) a summary of the Rogers International Commodity Index Handbook (a document available publicly on the website of Diapason Commodities Management SA at http://www.diapasoncm.com) and (iii) other non-public sources deemed by UBS to be reliable. Such information reflects the policies of, and is subject to change at any time by, Rogers and the Index Committee. We accept responsibility as to the correct reproduction of such information, but no further or other responsibility (express or implied) is accepted by us in respect of such information. UBS has not independently verified this information. You, as an investor in the Notes, should make your own investigation into the Index and Diapason. Except as provided in the next sentence, none of Beeland Interests, the Index Committee (as defined below), members of the Index Committee individually (except as described in the next sentence) and/or Rogers is involved in the offer of the Notes in any way and has no obligation to consider your interests as a holder of the Notes. However, UBS AG, the issuer of the Notes, is also a member of the Index Committee and its affiliates are involved in the public offering and sale of the Notes and may be engaged in secondary market making transactions in the Notes. Beeland Interests has no obligation to continue to publish the Index, and may discontinue publication of the Index at any time in its sole discretion.

OVERVIEW

The return on the Notes is linked to the performance of the Rogers International Commodity Index(R) Excess Return(SM) (the "Index"). The Index is a composite U.S. dollar based index that is designed to serve as a diversified benchmark for the price movements of commodities consumed in the global economy. The Index is composed of 35 futures contracts on physical commodities traded on ten exchanges in five countries and quoted in four different currencies. The commodities represented in the Index range from agricultural products and energy products to metals and minerals. The exchanges include the New York Mercantile Exchange, the Chicago Board of Trade, the London Metal Exchange, the New York Board of Trade, Chicago Mercantile Exchange, the Tokyo Grain Exchange, the Sydney Futures Exchange, the Tokyo Commodity Exchange, the Winnipeg Commodity Exchange, and the Yokohama Commodity Exchange. The commodities futures contracts are quoted in U.S. dollars ("USD"), Canadian dollars ("CAD"), Japanese yen ("JPY") and Australian dollars ("AUS").

The Index aims to be an effective measure of the price action of raw materials not just in the United States but also around the world. The Index's weightings attempt to balance consumption patterns worldwide (in developed and developing countries) and specific contract liquidity.

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Below is a current list of the futures contracts comprising the Index, together with their respective symbols, exchanges, currencies and weighting as of December 31, 2005:

   CONTRACT             SYMBOL       EXCHANGE     CURRENCY     INITIAL WEIGHTING
   --------             ------       --------     --------     -----------------
   Crude Oil            CL           NYMEX          USD              35.00%
   Wheat                W            CBOT           USD               7.00%
   Aluminum             LMAH         LME            USD               4.00%
   Copper               HG           COMEX          USD               4.00%
   Corn                 C            CBOT           USD               4.75%
   Heating Oil          HO           NYMEX          USD               3.00%
   Unleaded Gasoline    HU           NYMEX          USD               3.00%
   Natural Gas          NG           NYMEX          USD               3.00%
   Cotton               CT           NYCE           USD               4.00%
   Soybeans             S            CBOT           USD               3.00%
   Gold                 GC           COMEX          USD               3.00%
   Live Cattle          LC           CME            USD               2.00%
   Coffee               KC           CSCE           USD               2.00%
   Zinc                 LMZS         LME            USD               2.00%
   Silver               SI           COMEX          USD               2.00%
   Lead                 LMPB         LME            USD               2.00%
   Rice                 RR           CBOT           USD               0.50%
   Soybean Oil          BO           CBOT           USD               2.00%
   Platinum             PL           COMEX          USD               1.80%
   Lean Hogs            LH           CME            USD               1.00%
   Sugar                SB           CSCE           USD               2.00%
   Azuki Beans          JE           TGE            JPY               0.50%
   Cocoa                CC           CSCE           USD               1.00%
   Nickel               LMNI         LME            USD               1.00%
   Tin                  LMSN         LME            USD               1.00%
   Greasy Wool          OL           SFE            AUS               0.25%
   Rubber               JN           TOCOM          JPY               1.00%
   Lumber               LB           CME            USD               1.00%
   Barley               WA           WCE            CAD               0.27%
   Canola               RS           WCE            CAD               0.67%
   Orange Juice         JO           NYCE           USD               0.66%
   Oats                 O            CBOT           USD               0.50%
   Palladium            PA           COMEX          USD               0.30%
   Raw Silk             ZH           YCE            JPY               0.05%
   Soybean Meal         SM           CBOT           USD               0.75%

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THE INDEX COMMITTEE

The Index Committee formulates and enacts all business assessments and decisions regarding the composition of the Index. Rogers, as the founder of the Index, chairs the Index Committee and is the final arbiter of its decisions. Beside Rogers, representatives of the following parties are members of the Index
Committee: (1) Diapason, (2) Daiwa Securities Co. Ltd., (3) Beeland Management Company and (4) UBS AG. While UBS AG is a member of the Index Committee, UBS AG has not yet participated in a meeting of the Index Committee. Exclusively, Rogers, as chairman of the committee, is authorized to designate new members of the committee, if necessary.

The Index Committee meets each December to consider changes in the components and weightings of the Index for the following calendar year; however, such changes can be made at any time.

INDEX COMPOSITION

THE PROCESS

The contracts chosen for the basket of commodities that constitute the Index are required to fulfill various conditions described below. Generally, the selection and weighting of the items in the Index are reviewed annually by the Index Committee, and weights for the next year are assigned every December. The Index's composition is modified only in rare occasions, in order to maintain liquidity and stability, and the composition of the Index generally will not be changed unless severe circumstances in fact occur. Such "severe circumstances" may include (but are not restricted to):

o continuous adverse trading conditions for a single contract (e.g., trading volume collapses), or

o critical changes in the global consumption pattern (e.g., scientific breakthroughs that fundamentally alter consumption of a commodity).

To date, there have been only two changes in the components of the Index in the history of the Index. These changes of components were made in order to substitute soybean oil for palm oil and soybean meal for flaxseed.

EXCHANGES AND NON-TRADED ITEMS

All commodities included in the Index must be publicly traded on recognized exchanges in order to ensure ease of tracking and verification. The 14 international exchanges recognized by the Index Committee are:

1. Chicago Mercantile Exchange (USA)

2. Chicago Board of Trade (USA)

3. New York Board of Trade (USA)

4. New York Mercantile Exchange (USA)

5. Winnipeg Commodity Exchange (Canada)

6. International Petroleum Exchange (UK)

7. London Metal Exchange (UK)

8. Sydney Futures Exchange (Australia)

9. Fukuoka Futures Exchange (Japan)

10. Central Japan Commodity Exchange (Japan)

11. Osaka Mercantile Exchange (Japan)

12. The Tokyo Commodity Exchange (Japan)

13. Tokyo Grain Exchange (Japan)

14. Yokohama Commodity Exchange (Japan).

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GENERAL CONTRACT ELIGIBILITY

A commodity may be considered suitable for inclusion in the Index if it plays a significant role in worldwide (developed and developing economies) consumption. "Worldwide consumption" is measured by tracking international import and export patterns, and domestic consumption environments of the world's prime commodity consumers. Only raw materials that reflect the current state of international trade and commerce are eligible to become Index Commodities. Commodities that are merely linked to national consumption patterns will not be considered. The Index is not related to any commodities production data.

COMMODITY SCREENING PROCESS

Data of private and governmental providers concerning the world's top consumed commodities is actively monitored and analyzed by the members of the Index Committee throughout the year. In order to obtain the most accurate picture of international commodities consumption, a wide range of sources on commodities demand and supply is consulted. The findings of this research are then condensed into the different commodities contracts weightings of the Index. Sources on global commodity consumption data include:

o     Industrial Commodity Statistics Yearbook, United Nations (New York)

o Commodity Trade Statistics Database, United Nations Statistic Division (New York)

o     Copper Bulletin Yearbook, International Copper Study Group (Lisbon)

o Foreign Agricultural Service's Production, Supply and Distribution Database, U.S. Department of Agriculture (Washington, D.C.)

o     Manufactured Fiber Review, Fiber Economics Bureau, Inc. (U.S.A.)

o     Monthly Bulletin, International Lead and Zinc Study Group (London)

o Quarterly Bulletin of Cocoa Statistics, International Cocoa Organization (London)

o     Rubber Statistical Bulletin, International Rubber Study Group (London)

o     Statistical Bulletin Volumes, Arab Gulf Cooperation Council (GCC)

o     Sugar Yearbook, International Sugar Organization (ISO), (London)

o World Agriculture Assessments of Intergovernmental Groups, Food & Agriculture Organization of the United Nations (Rome)

o     World Commodity Forecasts, Economist Intelligence Unit (London)

o     World Cotton Statistics, International Cotton Advisory Committee
      (Washington)

o     World Metals Statistics, World Bureau of Metal Statistics (London)

CONTRACT CHARACTERISTICS

In order to decide whether a specific commodity contract is actually investable, the Index Committee screens the volume and liquidity data of international exchanges, published on a regular basis by the Futures Industry Association (Washington DC, United States). Additionally individual exchange data on contracts may also be included in the process.

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If a commodity contract trades on more than one exchange, the most liquid contract globally, in terms of volume and open interest combined, is then selected for inclusion in the Index, taking legal considerations into account. Beyond liquidity, the Index Committee seeks to include the contract representing the highest quality grade of a specific commodity.

INDEX WEIGHTINGS

INITIAL WEIGHTINGS

As of the date of this Prospectus Supplement, the Index components have the initial weightings listed in the chart above (the "Initial Weightings"). The Initial Weightings may be amended from time to time, as described below.

CHANGES IN WEIGHTS AND/OR INDEX COMPOSITION

As noted, the Index Committee reviews the selection and weighting of the futures contracts in the Index annually. Thus, weights are potentially reassigned during each month of December for the following year, if the Index Committee so determines in its sole discretion.

MONTHLY ROLLING OF CONTRACTS

On the close of the last business day of each month, all the futures contracts used to calculate the Index, except for the contracts traded on the London Metal Exchange, are rolled. Generally, if the next calendar month of a futures contract includes a first notice day, a delivery day or historical evidence that liquidity migrates to a next contract month during this period, then the next contract month is intended to be applied to calculate the Index, taking legal constraints into account. For example, on the close of the last business day of November, the January Crude Oil contract is replaced by the February Crude Oil contract. If the exchange on which one of the Index components is closed the last business day of the month, the roll of this specific contract takes place the next business day for that exchange.

REBALANCING OF THE INDEX COMPONENTS

On the close of the last business day of each month, the current weight of each Index component is rebalanced in order to be set at its Initial Weighting. If the exchange on which one of the Index components is traded is closed on the last business day of the month, the reference price for the calculation of the weighting of this specific component is the closing price of the next business day. This rule is also valid if there is more than one component that cannot be traded on the last business day of the month.

DATA SOURCE

The Index calculation is based on the official commodity exchanges' prices of the futures contracts used. Diapason is not responsible for the existence of any errors, delays, omissions or inaccuracies in data provided by a third party to Diapason that is used by Diapason to calculate the Index.

MARKET DISRUPTION

If, for any reason, one of the Index components ceases to exist or its liquidity collapses to unacceptable levels, or any other similar event occurs with similar consequences, as determined at the discretion of the Index Committee, the Index Committee will call an exceptional meeting to assess the situation and decide on a replacement for this component or on a change in the weighting. For example, following a currency board on the Malaysian ringgit in 1998, the liquidity of the Palm Oil futures contract on the Kuala Lumpur Commodity Exchange collapsed to a point where it became impossible to trade it. In that case, the Index Committee, calling an exceptional meeting, decided to replace the Palm Oil futures contract with the Soybean Oil contract that trades on the Chicago Board of Trade.

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REFERENCE RATES

The foreign exchange rates used to translate the value of the futures contracts denominated in a foreign currency into U.S dollars are obtained from Bloomberg. This is the "close" value for each currency taken at 5:00 pm New York time.

CALCULATION OF THE INDEX

Diapason is responsible for calculating the Index and disseminating quotes of the Index continuously from 8:30a.m. to 8:30p.m. Central European Time on the Index business days.

EXCESS RETURN VS. TOTAL RETURN

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index. The Rogers International Commodity Index(R) (Total Return), a "total return" index, reflects those returns as well as any interest that could be earned on cash collateral invested in 3-month treasury bills. The term "Excess Return" in the title of the Index is not intended to suggest that the performance of the Index at any time or the return on your Notes will be positive or that the Index is designed to exceed a particular benchmark.

THE ROGERS INTERNATIONAL COMMODITY INDEX EXCESS RETURN
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HISTORICAL CLOSING LEVELS OF THE ROGERS INTERNATIONAL COMMODITY INDEX EXCESS RETURN

Since its inception, the Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Index during any period shown below is not an indication that the value of the Index is more or less likely to increase or decrease at any time during the term of the Notes. The historical Index levels do not give an indication of future performance of the Index. None of UBS, the Index Committee, its members individually and/or Beeland Interests can make any assurance that the future performance of the Index or the Index Commodities will result in holders of the Notes receiving a positive return on their investment. The closing level of the Index on March 28, 2006 was 2805.30. The actual Index starting level will be the closing level of the Index on the trade date.

The chart below shows the monthly performance of the Index from July 31, 1998 through March 28, 2006.

          DATE          SETTLEMENT PRICE          DATE         SETTLEMENT PRICE
      -------------------------------------------------------------------------
        7/31/98             1000.00             5/31/02             1286.30
        8/31/98              939.72             6/28/02             1335.81
        9/30/98             1022.15             7/31/02             1340.47
        10/30/98             989.08             8/30/02             1407.94
        11/30/98             885.75             9/30/02             1446.78
        12/31/98             875.63             10/31/02            1415.38
        1/29/99              883.59             11/29/02            1420.16
        2/26/99              845.31             12/31/02            1498.88
        3/31/99              984.79             1/31/03             1605.73
        4/30/99             1046.79             2/28/03             1697.77
        5/31/99              987.15             3/31/03             1578.72
        6/30/99             1056.41             4/30/03             1514.43
        7/30/99             1073.60             5/30/03             1638.73
        8/31/99             1128.74             6/30/03             1656.00
        9/30/99             1185.40             7/31/03             1698.90
        10/29/99            1130.14             8/29/03             1773.27
        11/30/99            1178.28             9/30/03             1741.65
        12/31/99            1212.16             10/31/03            1811.07
        1/31/00             1288.72             11/28/03            1856.41
        2/29/00             1342.67             12/31/03            1961.08
        3/31/00             1325.50             1/30/04             2011.61
        4/28/00             1291.80             2/27/04             2179.07
        5/31/00             1383.94             3/31/04             2224.00
        6/30/00             1446.22             4/30/04             2229.10
        7/31/00             1360.30             5/31/04             2291.25
        8/31/00             1496.50             6/30/04             2173.56
        9/29/00             1468.73             7/30/04             2280.41
        10/31/00            1471.37             8/31/04             2293.14
        11/30/00            1540.24             9/30/04             2458.78
        12/29/00            1452.52             10/29/04            2496.73
        1/31/01             1474.67             11/30/04            2468.43
        2/28/01             1449.40             12/31/04            2344.89
        3/30/01             1377.71             1/31/05             2414.59
        4/30/01             1433.31             2/28/05             2588.69
        5/31/01             1399.98             3/31/05             2670.93
        6/29/01             1319.97             4/29/05             2492.46
        7/31/01             1335.59             5/31/05             2488.03
        8/31/01             1340.27             6/30/05             2542.12
        9/28/01             1218.60             7/29/05             2629.93
        10/31/01            1159.30             8/31/05             2763.42
        11/30/01            1144.19             9/30/05             2785.27
        12/31/01            1134.10             10/31/05            2633.76
        1/31/02             1119.00             11/30/05            2600.90
        2/28/02             1166.91             12/30/05            2730.35
        3/29/02             1293.58             1/31/06             2914.00
        4/30/02             1290.17             2/28/06             2740.67
                                                3/28/06             2805.30

                       PAST PERFORMANCE IS NOT INDICATIVE
                               OF FUTURE RESULTS.

THE ROGERS INTERNATIONAL COMMODITY INDEX EXCESS RETURN
--------------------------------------------------------------------------------

                       PAST PERFORMANCE IS NOT INDICATIVE
                               OF FUTURE RESULTS.

The graph below illustrates the performance of the Index from July 31, 1998 through March 28, 2006.

                                  [LINE CHART]

  [The following table was depicted as a line chart in the printed material.]

                              1998        1000.00
                                           939.72
                                          1022.15
                                           989.08
                                           885.75
                                           875.63
                              1999         883.59
                                           845.31
                                           984.79
                                          1046.79
                                           987.15
                                          1056.41
                                          1073.60
                                          1128.74
                                          1185.40
                                          1130.14
                                          1178.28
                                          1212.16
                              2000        1288.72
                                          1342.67
                                          1325.50
                                          1291.80
                                          1383.94
                                          1446.22
                                          1360.30
                                          1496.50
                                          1468.73
                                          1471.37
                                          1540.24
                                          1452.52
                              2001        1474.67
                                          1449.40
                                          1377.71
                                          1433.31
                                          1399.98
                                          1319.97
                                          1335.59
                                          1340.27
                                          1218.60
                                          1159.30
                                          1144.19
                                          1134.10
                              2002        1119.00
                                          1166.91
                                          1293.58
                                          1290.17
                                          1286.30
                                          1335.81
                                          1340.47
                                          1407.94
                                          1446.78
                                          1415.38
                                          1420.16
                                          1498.88
                              2003        1605.73
                                          1697.77
                                          1578.72
                                          1514.43
                                          1638.73
                                          1656.00
                                          1698.90
                                          1773.27
                                          1741.65
                                          1811.07
                                          1856.41
                                          1961.08
                              2004        2011.61
                                          2179.07
                                          2224.00
                                          2229.10
                                          2291.25
                                          2173.56
                                          2280.41
                                          2293.14
                                          2458.78
                                          2496.73
                                          2468.43
                                          2344.89
                              2005        2414.59
                                          2588.69
                                          2670.93
                                          2492.46
                                          2488.03
                                          2542.12
                                          2629.93
                                          2763.42
                                          2785.27
                                          2633.76
                                          2600.90
                                          2730.35
                              2006        2914.00
                                          2740.67
                         3/28/2006         2805.3

Source: Bloomberg L.P.

                       PAST PERFORMANCE IS NOT INDICATIVE
                               OF FUTURE RESULTS.

LICENSE AGREEMENT

The Notes are not sponsored, endorsed, sold or promoted by Beeland Interests, Inc., Diapason or any of their respective subsidiaries or affiliates, and none of Beeland Interests, Inc., Diapason or any of their respective subsidiaries or affiliates makes any representation regarding the advisability of investing in such products.

Beeland Interests, Inc., Diapason and UBS have entered into a non-exclusive license agreement providing for the license to UBS, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the Index.

Neither Beeland Interests, Inc., Diapason nor any of their respective affiliates makes any representation or warranty, express or implied, to the owners of or counterparts to the Notes or any member of the public regarding the advisability of investing in securities or commodities generally or in the Notes particularly. The only relationship of Beeland Interests, Inc., Diapason or any of their respective subsidiaries or affiliates to UBS is the licensing of certain trademarks, trade names and service marks and of the Rogers International Commodity Index(R) Excess Return(SM), which is determined, composed and calculated by the Index Committee without regard to UBS or the Notes. Neither Beeland Interests, Inc., Diapason or the Index Committee has any obligation to take the needs of UBS or the owners of the Notes into consideration in determining, composing or calculating the Rogers International Commodity Index(R) Excess Return(SM). None of Beeland Interests, Inc., Diapason or any of their respective subsidiaries or affiliates is responsible for or has participated in the determination of the timing of, prices at, or quantities of the Notes to be issued or in the determination or calculation of the equation by which the

THE ROGERS INTERNATIONAL COMMODITY INDEX EXCESS RETURN
--------------------------------------------------------------------------------

Notes are to be converted into cash. None of Beeland Interests, Inc., Diapason or any of their respective subsidiaries or affiliates shall have any obligation or liability, including without limitation to Notes customers, in connection with the administration, marketing or trading of the Notes. Notwithstanding the foregoing, Beeland Interests, Inc., Diapason and their respective subsidiaries or affiliates may independently issue and/or sponsor financial products unrelated to the Notes currently being issued by UBS, but which may be similar to and competitive with the Notes. In addition, Beeland Interests, Inc., Diapason and their respective subsidiaries or affiliates may actively trade commodities, commodity indexes and commodity futures (including the Rogers International Commodity Index(R) Excess Return(SM)), as well as swaps, options and derivatives which are linked to the performance of such commodities, commodity indexes and commodity futures. It is possible that this trading activity will affect the value of the Rogers International Commodity Index(R) Excess Return(SM) and the Notes.

This prospectus supplement relates only to the Notes and does not relate to the exchange-traded physical commodities underlying any of the Rogers International Commodity Index(R) Excess Return(SM) components. Purchasers of the Notes should not conclude that the inclusion of a futures contract in the Rogers International Commodity Index(R) Excess Return(SM) is any form of investment recommendatioN of the futures contract or the underlying exchange-traded physical commodity by Beeland Interests, Inc., Diapason or any of their respective subsidiaries or affiliates. The information in the prospectus supplement regarding the exchange-traded futures contracts on physical commodities which comprise the Rogers International Commodity Index(R) Excess Return(SM) components has been derived solely from publicly available documents. None of Beeland Interests, Inc., Diapason or any of their respective subsidiaries or affiliates has made any due diligence inquiries with respect to the exchange-traded futures contracts which comprise the Rogers International Commodity Index(R) Excess Return(SM) in connection with the Notes. None of Beeland Interests, Inc., Diapason or any of their respective subsidiaries or affiliates makes any representation that these publicly available documents or any other publicly available information regarding the exchange-traded futures contracts which comprise the Rogers International Commodity Index(R) Excess Return(SM), including without limitation a description of factors that affect the prices of such exchange-traded futures contracts, are accurate or complete.

NONE OF BEELAND INTERESTS, INC., DIAPASON OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE ROGERS INTERNATIONAL COMMODITY INDEX(R) EXCESS RETURN(SM) OR ANY DATA INCLUDED THEREIN AND NONE OF BEELAND INTERESTS, INC., DIAPASON OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. NONE OF BEELAND INTERESTS, INC., DIAPASON OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY UBS, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE ROGERS INTERNATIONAL COMMODITY INDEX(R) EXCESS RETURN(SM) OR ANY DATA INCLUDED THEREIN. NONE OF BEELAND INTERESTS, INC., DIAPASON OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE ROGERS INTERNATIONAL COMMODITY INDEX(R) EXCESS RETURN(SM) OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL BEELAND INTERESTS, INC., DIAPASON OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.

THE ROGERS INTERNATIONAL COMMODITY INDEX EXCESS RETURN
--------------------------------------------------------------------------------

THE COMMODITY FUTURES MARKETS

Contracts on physical commodities are traded on regulated futures exchanges, in the over-the-counter market and on various types of physical and electronic trading facilities and markets. At present, all of the contracts included in the Index are exchange-traded futures contracts. An exchange-traded futures contract is a bilateral agreement providing for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. A futures contract on an index of commodities typically provides for the payment and receipt of a cash settlement based on the value of such commodities. A futures contract provides for a specified settlement month in which the commodity or financial instrument is to be delivered by the seller (whose position is described as "short") and acquired by the purchaser (whose position is described as "long") or in which the cash settlement amount is to be made.

There is no purchase price paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as "initial margin". This amount varies based on the requirements imposed by the exchange clearing houses, but may be as low as 5% or less of the value of the contract. This margin deposit provides collateral for the obligations of the parties to the futures contract.

By depositing margin in the most advantageous form (which may vary depending on the exchange, clearing house or broker involved), a market participant may be able to earn interest on its margin funds, thereby increasing the potential total return that may be realized from an investment in futures contracts. The market participant normally makes to, and receives from, the broker subsequent payments on a daily basis as the price of the futures contract fluctuates. These payments are called "variation margin" and make the existing positions in the futures contract more or less valuable, a process known as "marking to market".

Futures contracts are traded on organized exchanges, known as "contract markets" in the United States, through the facilities of a centralized clearing house and a brokerage firm which is a member of the clearing house. The clearing house guarantees the performance of each clearing member which is a party to the futures contract by, in effect, taking the opposite side of the transaction. At any time prior to the expiration of a futures contract, subject to the availability of a liquid secondary market, a trader may elect to close out its position by taking an opposite position on the exchange on which the trade obtained the position. This operates to terminate the position and fix the trader's profit or loss.

U.S. contract markets, as well as brokers and market participants, are subject to regulation by the Commodity Futures Trading Commission. Futures markets outside the United States are generally subject to regulation by comparable regulatory authorities. However, the structure and nature of trading on non-U.S. exchanges may differ from the foregoing description. From its inception to the present, the Index has been comprised exclusively of futures contracts traded on regulated exchanges.

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Valuation of the Notes

AT MATURITY. You will receive a cash payment at maturity that is based on the Adjusted Index Return, which may be positive or negative. The Notes are fully exposed to the downside performance risk of the Index from the trade date to the final valuation date, and a negative Adjusted Index Return will reduce your cash payment at maturity. IN ORDER TO RECEIVE A POSITIVE RETURN ON YOUR NOTES AT MATURITY, THE LEVEL OF THE INDEX MUST INCREASE BY MORE THAN 2.02% (THE AMOUNT SUFFICIENT TO OFFSET THE CUMULATIVE EFFECT OF THE ANNUAL FEE). YOU WILL LOSE SOME OR ALL OF YOUR INVESTMENT IF THE INDEX DECLINES.

At maturity, we will pay you an amount in cash for each $10 principal amount of the Notes equal to the redemption amount:

            $10 + ($10 x Participation Rate x Adjusted Index Return)

The "Adjusted Index Return," which may be positive or negative, will be calculated as follows:

                          Adjusted Index ending level - Index starting level
 Adjusted Index Return =  --------------------------------------------------
                                       Index starting level

The "Index starting level" will equal the closing level of the Index on the trade date. The "Adjusted Index ending level" will equal the closing level of the Index on the final valuation date reduced by the annual fee.

If the Adjusted Index Return is positive, the Participation Rate will equal 1.40 to 1.55 (to be determined on the trade date). If the Adjusted Index Return is negative, the Participation Rate will equal 1.

The "annual fee" will reduce the Index level, for purposes of determining the value of the Notes, by a rate of 1% per year, compounded daily over the term of the Notes. If you hold your Notes until maturity, the cumulative effect of the annual fee will reduce the Index ending level by approximately 1.98%.

For further information concerning the calculation of the payment at maturity, see "Specific Terms of the Notes--Payment at Maturity" on page S-26.

PRIOR TO MATURITY. The market value of the Notes will be affected by several factors many of which are beyond our control. We expect that generally the level of the Index on any day will affect the market value of the Notes more than any other factors. Other factors that may influence the market value of the Notes include, but are not limited to, supply and demand for the Notes, the volatility of the Index, the market price of the Index Commodities and exchange-traded futures contracts on the Index Commodities, the volatility of commodities prices, economic, financial, political, regulatory, or judicial events that affect the level of the Index or the market price of Index Commodities and exchange-traded futures contracts on the Index Commodities, as well as the perceived creditworthiness of UBS. See "Risk Factors" beginning on page S-7 for a discussion of the factors that may influence the market value of the Notes prior to maturity.

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Specific Terms of the Notes

In this section, references to "holders" mean those who own the Notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Notes registered in street name or in the Notes issued in book-entry form through The Depository Trust Company or another depositary. Owners of beneficial interests in the Notes should read the section entitled "Legal Ownership and Book-Entry Issuance" in the accompanying prospectus.

The Notes are part of a series of debt securities entitled "Medium Term Notes, Series A" that we may issue under the indenture from time to time. This prospectus supplement summarizes specific financial and other terms that apply to the Notes. Terms that apply generally to all Medium Term Notes, Series A are described in "Description of Debt Securities We May Offer" in the accompanying prospectus. The terms described here (i.e., in this prospectus supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Please note that the information about the price to the public and the net proceeds to UBS on the front cover of this prospectus supplement relates only to the initial sale of the Notes. If you have purchased the Notes in a market-making transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the Notes in more detail below. References to "Index" mean the Rogers International Commodity Index(R) ExcesS Return(SM).

COUPON

We will not pay you interest during the term of the Notes.

DENOMINATION

Your minimum investment is 100 Notes at a principal amount of $10.00 per Note (for a total minimum purchase price of $1,000). Purchases in excess of the minimum amount may be made in integrals of one Note at a principal amount of $10.00 per Note. Purchases and sales made in the secondary market are not subject to the minimum investment of 100 Notes.

PAYMENT AT MATURITY

At maturity, you will receive a cash payment per $10 principal amount of your Notes equal to the redemption amount, which is calculated on the final valuation date and based on the Adjusted Index Return.

The redemption amount will equal:

            $10 + ($10 x Participation Rate x Adjusted Index Return)

If the Adjusted Index Return is positive, the Participation Rate will equal 1.40 to 1.55 (to be determined on the trade date). If the Adjusted Index Return is negative, the Participation Rate will equal 1.

The "Adjusted Index Return," which may be positive or negative, will be calculated as follows:

               Adjusted Index ending level - Index starting level
               --------------------------------------------------
                              Index starting level

The "Index starting level" will equal __, the closing level of the Index on the trade date.

The "Index ending level" will equal the closing level of the Index on the final valuation date.

The "Adjusted Index ending level" will equal the Index ending level reduced by the annual fee.

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

The "annual fee" will reduce the Index level, for purposes of determining the value of the Notes, by a rate of 1% per year, compounded daily over the term of the Notes. If you hold your Notes until maturity, the cumulative effect of the annual fee will reduce the Index ending level by approximately 1.98%.

Unlike ordinary debt securities, the Notes do not pay interest and do not guarantee any return of principal at maturity.

THE NOTES ARE FULLY EXPOSED TO ANY DECLINE IN THE LEVEL OF THE INDEX. YOU MAY LOSE SOME OR ALL OF YOUR INVESTMENT IF THE INDEX LEVEL DECLINES OR IF THE INDEX LEVEL DOES NOT INCREASE BY AT LEAST 2.02% (THE AMOUNT SUFFICIENT TO OFFSET THE CUMULATIVE EFFECT OF THE ANNUAL FEE).

MATURITY DATE

The maturity date will be on or about April 30, 2008, unless that day is not a business day, in which case the maturity date will be the next following business day. If the fifth business day before this applicable day does not qualify as the final valuation date as determined in accordance with "--Final Valuation Date" below, then the maturity date will be the fifth business day following such final valuation date. The calculation agent may postpone the final valuation date--and therefore the maturity date--if a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date. We describe market disruption events under "--Market Disruption Event" below.

FINAL VALUATION DATE

The final valuation date will be on or about April 24, 2008, unless the calculation agent determines that a market disruption event occurs or is continuing on that day. In that event, the final valuation date will be the first following business day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the final valuation date for the Notes be postponed by more than ten business days.

MARKET DISRUPTION EVENT

The calculation agent will determine the Index ending level on the final valuation date. As described above, the final valuation date may be postponed and thus the determination of the Index ending level may be postponed if the calculation agent determines that, on the final valuation date, a market disruption event has occurred or is continuing. If such a postponement occurs, the calculation agent will use the closing level of the Index on the first business day on which no market disruption event occurs or is continuing. In no event, however, will the determination of the Index ending level be postponed by more than ten business days.

If the determination of the Index ending level is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the Index ending level will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Index ending level that would have prevailed in the absence of the market disruption event.

Any of the following will be a market disruption event:

> the termination or suspension of, or material limitation or disruption in the trading of any exchange-traded futures contract included in the Index

> the settlement price of any such contract has increased or decreased by an amount equal to the maximum permitted price change from the previous day's settlement price

>     the Index is not published

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

> the settlement price is not published for any individual exchange-traded futures contract included in the Index

> in any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the Notes that we or our affiliates have effected or may effect as described below under "Use of Proceeds and Hedging" on page S-31.

The following events will not be market disruption events:

> a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market

> a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index Commodity.

For this purpose, an "absence of trading" in the primary securities market on which option or futures contracts related to the Index or any Index Commodities are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

REDEMPTION PRICE UPON OPTIONAL TAX REDEMPTION

We have the right to redeem the Notes in the circumstances described under "Description of Debt Securities We May Offer--Optional Tax Redemption" in the accompanying prospectus. If we exercise this right, the redemption price of the Notes will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

DEFAULT AMOUNT ON ACCELERATION

If an event of default occurs and the maturity of the Notes is accelerated, we will pay the default amount in respect of the principal of the Notes at maturity. We describe the default amount below under "--Default Amount."

For the purpose of determining whether the holders of our Series A medium-term notes, of which the Notes are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Notes as the outstanding principal amount of that Note. Although the terms of the Notes may differ from those of the other Series A medium-term notes, holders of specified percentages in principal amount of all Series A medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series A medium-term notes, including the Notes. This action may involve changing some of the terms that apply to the Series A medium-term notes, accelerating the maturity of the Series A medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under "Description of Debt Securities We May Offer--Default, Remedies and Waiver of Default" and "Description of Debt Securities We May Offer--Modification and Waiver of Covenants."

DEFAULT AMOUNT

The default amount for the Notes on any day will be an amount, in U.S. dollars for the principal of the Notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Notes. That cost will equal:

> the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

> the reasonable expenses, including reasonable attorneys' fees, incurred by the holders of the Notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Notes, which we describe below, the holders of the Notes and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest--or, if there is only one, the only--quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

DEFAULT QUOTATION PERIOD

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

>     no quotation of the kind referred to above is obtained, or

> every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the Notes.

QUALIFIED FINANCIAL INSTITUTIONS

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

> A-1 or higher by Standard & Poor's Ratings Group or any successor, or any other comparable rating then used by that rating agency, or

> P-1 or higher by Moody's Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

DISCONTINUANCE OF OR ADJUSTMENTS TO THE INDEX; ALTERATION OF METHOD OF
CALCULATION

If Beeland Interests, Inc. discontinues publication of the Index and they or any other person or entity publish a substitute index that the calculation agent determines is comparable to the Index and approves as a successor index then the calculation agent will determine the Index ending level and the amount payable at maturity by reference to such successor index.

If the calculation agent determines that the publication of the Index is discontinued and that there is no successor index on the date when the Index ending level is required to be determined, the calculation agent

SPECIFIC TERMS OF THE NOTES
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will instead make the necessary determination by reference to a group of physical commodities, exchange-traded futures contracts on physical commodities or indices and will apply a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the Index.

If the calculation agent determines that the Index Commodities, the exchange-traded futures contracts on the Index Commodities or the method of calculating the Index has been changed at any time in any respect--including any addition, deletion or substitution and any reweighting or rebalancing of the exchange-trade futures contracts on the Index Commodities and whether the change is made by the Index Committee under its existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting one or more of the Index Commodities or is due to any other reason--that causes the Index not to fairly represent the value of the Index had such changes not been made or that otherwise affects the calculation of the Index ending level or the amount payable at maturity, then the calculation agent may make adjustments in this method of calculating the Index that it believes are appropriate to ensure that the Index ending level used to determine the amount payable on the maturity date is equitable. All determinations and adjustments to be made by the calculation agent with respect to Index ending level and the amount payable at maturity or otherwise relating to the level of the Index may be made by the calculation agent in its sole discretion.

MANNER OF PAYMENT AND DELIVERY

Any payment on or delivery of the Notes at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the Notes are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

BUSINESS DAY

When we refer to a business day with respect to the Notes, we mean a day that is a business day of the kind described in "Description of Debt Securities We May Offer--Payment Mechanics for Debt Securities" in the attached prospectus.

MODIFIED BUSINESS DAY

As described in "Description of Debt Securities We May Offer--Payment Mechanics for Debt Securities" in the attached prospectus, any payment on the Notes that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date, except as described under "Maturity Date" and "Final Valuation Date" above.

ROLE OF CALCULATION AGENT

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of the Notes without notice. The calculation agent will make all determinations regarding the value of the Notes at maturity, market disruption events, business days, the default amount, the Index starting level, the Index ending level and the amount payable in respect of your Notes. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

BOOKING BRANCH

The Notes will be booked through UBS AG, Jersey Branch.

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Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Notes for the purposes we describe in the attached prospectus under "Use of Proceeds." We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Notes as described below.

In anticipation of the sale of the Notes, we or our affiliates expect to enter into hedging transactions involving purchases of securities included in or linked to the Index and/or listed and/or over-the-counter options or futures on Index Commodities or listed and/or over-the-counter options, futures or exchange-traded funds on the Index prior to or on the trade date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

> acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of the Index or the value of the Index Commodities,

> acquire or dispose of long or short positions in listed or over-the-counter options, futures, or exchange-traded funds or other instruments based on the level of other similar market indices or commodities, or

>     any combination of the above two.

We or our affiliates may acquire a long or short position in securities similar to the Notes from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the final valuation date. That step may involve sales or purchases of Index Commodities, listed or over-the-counter options or futures on Index Commodities or listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of the Index or indices designed to track the performance of the Index or other components of the commodities market.

THE HEDGING ACTIVITY DISCUSSED ABOVE MAY ADVERSELY AFFECT THE MARKET VALUE OF THE NOTES FROM TIME TO TIME. SEE "RISK FACTORS" ON PAGE S-7 FOR A DISCUSSION OF THESE ADVERSE EFFECTS.

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Capitalization of UBS

The following table sets forth the consolidated capitalization of UBS in accordance with International Financial Reporting Standards and translated into U.S. dollars.

AS OF DECEMBER 31, 2005                                         CHF          USD
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                                                               (IN MILLIONS)
Debt
Debt issued(1) .......................................      270,434      205,663
                                                           --------     --------
Total Debt ...........................................      270,434      205,663
Minority Interest(2) .................................        7,619        5,794
Shareholders' Equity .................................       44,324       33,708
                                                           --------     --------
Total capitalization .................................      322,377      245,165
                                                           ========     ========

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(1) INCLUDES MONEY MARKET PAPER AND MEDIUM-TERM NOTES AS PER BALANCE SHEET POSITION.
(2)   INCLUDES TRUST PREFERRED SECURITIES.

Swiss franc (CHF) amounts have been translated into U.S. dollars (USD) at the rate of CHF 1 = USD 0.76049.

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Supplemental Tax Considerations

THE FOLLOWING IS A GENERAL DESCRIPTION OF CERTAIN UNITED STATES FEDERAL AND SWISS TAX CONSIDERATIONS RELATING TO THE NOTES. IT DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS RELATING TO THE NOTES. PROSPECTIVE PURCHASERS OF THE NOTES SHOULD CONSULT THEIR TAX ADVISERS AS TO THE CONSEQUENCES UNDER THE TAX LAWS OF THE COUNTRY OF WHICH THEY ARE RESIDENT FOR TAX PURPOSES AND THE TAX LAWS OF SWITZERLAND AND THE UNITED STATES OF ACQUIRING, HOLDING AND DISPOSING OF THE NOTES AND RECEIVING PAYMENTS OF INTEREST, PRINCIPAL AND/OR OTHER AMOUNTS UNDER THE NOTES. THIS SUMMARY IS BASED UPON THE LAW AS IN EFFECT ON THE DATE OF THIS PROSPECTUS SUPPLEMENT AND IS SUBJECT TO ANY CHANGE IN LAW THAT MAY TAKE EFFECT AFTER SUCH DATE.

SUPPLEMENTAL U.S. TAX CONSIDERATIONS

The discussion below supplements the discussion under "U.S. Tax Considerations" in the attached prospectus and is subject to the limitations and exceptions set forth therein. Except as otherwise noted under "Non-United States Holders" below, this discussion is only applicable to you if you are a United States holder (as defined in the accompanying prospectus).

In the opinion of our counsel, Sullivan & Cromwell LLP, the Notes should be treated as a pre-paid cash-settled forward contract with respect to the Index and the terms of the Notes require you and us (in the absence of an administrative or judicial ruling to the contrary) to treat the Notes for all tax purposes in accordance with such characterization. If the Notes are so treated, you will recognize capital gain or loss upon the sale or maturity of your Notes in an amount equal to the difference between the amount you receive at such time and your tax basis in the Notes. In general, your tax basis in your Notes will be equal to the price you paid for it. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held more than one year. The deductibility of capital losses is subject to limitations. Your holding period for your Notes will generally begin on the date after the issue date (I.E., the settlement date) for your Notes and, if you hold your Notes until maturity, your holding period will generally include the maturity date.

ALTERNATIVE TREATMENTS. Alternatively, it is possible that the Notes could be treated as a debt instrument subject to the special tax rules governing contingent debt instruments. If the Notes are so treated, you would be required to accrue interest income over the term of your Notes based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Notes. You would recognize gain or loss upon the sale or maturity of your Notes in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Notes. In general, your adjusted basis in your Notes would be equal to the amount you paid for your Notes, increased by the amount of interest you previously accrued with respect to your Notes. Any gain you recognize upon the sale, redemption or maturity of your Notes would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Notes, and thereafter, would be capital loss.

If the Notes are treated as a contingent debt instrument and you purchase your Notes in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of the Notes, such excess or discount would not be subject to the generally applicable market discount or amortizable bond premium rules described in the accompanying prospectus but rather would be subject to special rules set forth in Treasury Regulations governing contingent debt instruments. Accordingly, if you purchase your Notes in the secondary market, you should consult your tax adviser as to the possible application of such rules to you.

SUPPLEMENTAL TAX CONSIDERATIONS
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Because of the absence of authority regarding the appropriate tax characterization of your Notes, it is possible that the Internal Revenue Service could seek to characterize your Notes in a manner that results in tax consequences to you that are different from those described above. For example, the Internal Revenue Service could possibly assert that any gain or loss that you recognize upon the maturity of the Notes should be treated as ordinary gain or loss. You should consult your tax adviser as to the tax consequences of such characterization and any possible alternative characterizations of your Notes for U.S. federal income tax purposes.

NON-UNITED STATES HOLDERS. If you are not a United States holder, you will not be subject to United States withholding tax with respect to payments on your Notes but you may be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your Notes unless you comply with certain certification and identification requirements as to your foreign status.

SUPPLEMENTAL TAX CONSIDERATIONS UNDER THE LAWS OF SWITZERLAND

TAX ON PRINCIPAL

Under present Swiss law, repayment of principal of the Notes by us is not subject to Swiss withholding tax (Swiss Anticipatory Tax), and payments to holders of the Notes who are non-residents of Switzerland and who during the taxable year have not engaged in trade or business through a permanent establishment within Switzerland will not be subject to any Swiss Federal, Cantonal or Municipal income tax.

GAINS ON SALE OR REDEMPTION

UNDER PRESENT SWISS LAW, A HOLDER OF THE NOTES WHO IS A NON-RESIDENT OF SWITZERLAND AND WHO DURING THE TAXABLE YEAR HAS NOT ENGAGED IN TRADE OR BUSINESS THROUGH A PERMANENT ESTABLISHMENT WITHIN SWITZERLAND WILL NOT BE SUBJECT TO ANY SWISS FEDERAL, CANTONAL OR MUNICIPAL INCOME OR OTHER TAX ON GAINS REALIZED DURING THE YEAR ON THE SALE OR REDEMPTION OF A NOTE.

STAMP, ISSUE AND OTHER TAXES

There is no tax liability in Switzerland in connection with the issue, turnover and redemption of the Notes. However, the Notes sold through a bank or other securities dealer resident in Switzerland or Liechtenstein might be subject to Securities Turnover Tax.

RESIDENTS OF SWITZERLAND

If you are a Swiss resident investor and hold the Notes in your private property, you may treat any gain or loss realized upon the sale, redemption or repayment of the Notes as a tax-free capital gain or a non-deductible loss, respectively. If you are qualified as a professional dealer of securities for Swiss income tax purposes, you will have to include in taxable income capital gains and may deduct capital losses realized upon the sale, redemption or repayment of the Notes. If you are a Swiss resident investor holding the Notes in your business property or a foreign resident investor who holds the Notes through a permanent establishment within Switzerland, you must include income received and gains or losses realized in respect of the Notes in your taxable net income.

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ERISA Considerations

We, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code")) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code ("Plan"). The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code ("Fiduciary") would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable. Any person proposing to acquire any Notes on behalf of a Plan should consult with counsel regarding the applicability of the prohibited transaction rules and the applicable exemptions thereto. Upon purchasing the Notes, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Notes is eligible for relief under Prohibited Transaction Class Exemption ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23. The discussion above supplements the discussion under "ERISA Considerations" in the attached prospectus.

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Supplemental Plan of Distribution

UBS has agreed to sell to UBS Securities LLC and UBS Financial Services Inc., and UBS Securities LLC and UBS Financial Services Inc. have agreed to purchase from UBS, the aggregate principal amount of the Notes specified on the front cover of this prospectus supplement. UBS will pay the underwriting discount of __% proportionally to each of UBS Securities LLC and UBS Financial Services Inc. on the settlement date. In addition, UBS has agreed to pay an additional amount on each anniversary of the settlement date (the "annual commission") proportionately to UBS Securities LLC and UBS Financial Services Inc. in respect of clients that continue to hold the notes through UBS Securities LLC and UBS Financial Services Inc. through such anniversary. The annual commission will equal __% per annum multiplied by the principal amount of the outstanding notes held through UBS Securities LLC and UBS Financial Services Inc. at such anniversary. UBS Securities LLC and UBS Financial Services Inc. intend to resell the offered Notes at the original issue price applicable to the offered Notes to be resold. UBS Securities LLC and UBS Financial Services Inc. may resell Notes to securities dealers at a discount of up to __% from the original issue price applicable to the offered Notes on the settlement date. In the future, we or our affiliates may repurchase and resell the offered Notes in market-making transactions. For more information about the plan of distribution and possible market-making activities, see "Plan of Distribution" in the attached prospectus.

UBS may use this prospectus supplement and accompanying prospectus in the initial sale of any Notes. In addition, UBS, UBS Securities LLC or any other affiliate of UBS may use this prospectus supplement and accompanying prospectus in a market-making transaction for any Notes after its initial sale. In connection with this offering, UBS, UBS Securities LLC, UBS Financial Services Inc., any other affiliate of UBS or any other securities dealers may distribute this prospectus supplement and accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus supplement and accompanying prospectus are being used in a market-making transaction.

We expect to deliver the Notes against payment for the Notes on or about the fifth business day following the date of the pricing of the Notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the Notes initially will settle in five business days (T+5), to specify alternative settlement arrangements to prevent a failed settlement.

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

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PROSPECTUS SUPPLEMENT

Prospectus Supplement Summary ......................................         S-1
Risk Factors .......................................................         S-7
The Rogers International Commodity Index
  Excess Return ....................................................        S-15
Valuation of the Notes .............................................        S-25
Specific Terms of the Notes ........................................        S-26
Use of Proceeds and Hedging ........................................        S-31
Capitalization of UBS ..............................................        S-32
Supplemental Tax Considerations ....................................        S-33
ERISA Considerations ...............................................        S-35
Supplemental Plan of Distribution ..................................        S-36

PROSPECTUS

Introduction .......................................................           3
Cautionary Note Regarding Forward-
  Looking Information ..............................................           5
Incorporation of Information About
  UBS AG ...........................................................           7
Where You Can Find More
  Information ......................................................           8
Presentation of Financial Information ..............................           9
Limitations on Enforcement of U.S.
  Laws Against UBS AG, Its
  Management and Others ............................................          10
Capitalization of UBS ..............................................          10
UBS ................................................................          11
Use of Proceeds ....................................................          13
Description of Debt Securities We May
  Offer ............................................................          14
Description of Warrants We May Offer ...............................          36
Legal Ownership and Book-Entry
  Issuance .........................................................          53
Considerations Relating to Indexed
  Securities .......................................................          59
Considerations Relating to Securities
  Denominated or Payable in or Linked to
  a Non-U.S. Dollar Currency .......................................          62
U.S. Tax Considerations ............................................          65
Tax Considerations Under the Laws of
  Switzerland ......................................................          76
ERISA Considerations ...............................................          78
Plan of Distribution ...............................................          79
Validity of the Securities .........................................          82
Experts ............................................................          82

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[LOGO OF UBS]

UBS AG
Commodity
Linked Notes

UBS AG $__ NOTES
LINKED TO THE ROGERS INTERNATIONAL
COMMODITY INDEX(R) EXCESS RETURN(SM)
DUE ON OR ABOUT APRIL 30, 2008


PROSPECTUS SUPPLEMENT


APRIL __, 2006
(TO PROSPECTUS DATED MARCH 27, 2006)


UBS INVESTMENT BANK
UBS FINANCIAL SERVICES INC.